Exhibit 99.1

Life Storage, Inc. Reports Fourth Quarter and Full Year 2021 Results

BUFFALO, N.Y.--(BUSINESS WIRE)--February 24, 2022--Life Storage, Inc. (NYSE:LSI), a leading national owner and operator of self-storage properties, reported operating results for the quarter and year ended December 31, 2021. All share and per share information has been retrospectively adjusted to reflect the January 2021 three-for-two stock split made in the form of a 50% stock dividend.

Highlights for the Fourth Quarter Included:

  Generated net income attributable to common shareholders of $74.1 million, or $0.90 per fully diluted common share.
  Achieved adjusted funds from operations (“FFO”)(1) per fully diluted common share of $1.41, a 31.8% increase over the same period in 2020.
  Increased same store revenue by 16.9% and same store net operating income (“NOI”)(2) by 23.9%, year-over-year.
  Acquired 50 stores for $826.6 million, including eight stores from the Company’s third-party management platform.
  With our joint venture partners, acquired 13 stores for a total cost of approximately $291 million, of which the Company invested $52 million.
  Added 29 stores (gross) to the Company’s third-party management platform.

Highlights for the Full Year Included:

  Generated net income attributable to common shareholders of $249.3 million, or $3.17 per fully diluted common share.
  Achieved adjusted funds from operations (“FFO”)(1) per fully diluted common share of $5.07, a 27.7% increase over the same period in 2020.
  Increased same store revenue by 14.1% and same store net operating income (“NOI”)(2) by 19.4%, year-over-year.
  Acquired 112 wholly owned stores for $1,696.3 million, including 31 stores from the Company’s third-party management and joint venture platforms.
  With our joint venture partners, acquired 30 stores for a total cost of approximately $611 million, of which the Company invested $81 million.
  Added 103 stores (gross) to the Company’s third-party management platform; the Company grew its third-party management portfolio 11% in 2021 despite acquiring 31 previously managed stores.
  Completed a $600 million offering of 2.4% Senior Unsecured Notes due 2031.

Joe Saffire, the Company’s Chief Executive Officer, stated, “We continued to successfully accelerate our growth in 2021. Each day our team executed to deliver exceptional results and I am very proud of what we accomplished together. We achieved record acquisition volume in 2021 as we closed $2.3 billion in wholly owned and joint venture acquisitions, adding 144 properties to our platform to be just under 1,100 properties. With a growing acquisition and a third-party management pipeline, we are well positioned to continue executing on our strategic initiatives to further grow shareholder value in 2022 and beyond.”

FINANCIAL RESULTS:

In the fourth quarter of 2021, the Company generated net income attributable to common shareholders of $74.1 million or $0.90 per fully diluted common share, compared to net income attributable to common shareholders of $41.6 million, or $0.57 per fully diluted common share, in the fourth quarter of 2020.

For the year ended December 31, 2021, the Company achieved $249.3 million of net income attributable to common shareholders, or $3.17 per fully diluted common share, as compared to $151.6 million, or $2.13 per fully diluted common share, for the year ended December 31, 2020.

Funds from operations for the quarter were $1.41 per fully diluted common share compared to $1.02 for the same period last year. Adjusted FFO per fully diluted common share for the quarter was $1.41 compared to $1.07 for the quarter ended December 31, 2020.

For the year ended December 31, 2021, FFO per fully diluted common share was $5.08 compared to $3.90 for the year ended December 31, 2020. Adjusted FFO per fully diluted common share for the year was $5.07 as compared to adjusted FFO for the year ended December 31, 2020 of $3.97.

OPERATIONS:

Revenues for the 531 stabilized stores wholly owned by the Company since December 31, 2019 increased 16.9% in the fourth quarter of 2021 compared to the same quarter of 2020. The increase largely resulted from the net impact of a 110 basis point increase in average occupancy and the net impact of a 15.2% increase in realized rental rates.

Same store operating expenses increased 1.9% for the fourth quarter of 2021 compared to the prior year period, the result of increased marketing costs, office and other operating expenses, and repairs and maintenance. The increases were partially offset by decreases in real estate taxes, and payroll and benefits. Same store NOI increased 23.9% in the fourth quarter of 2021 as compared to the fourth quarter of 2020.

During the fourth quarter of 2021, the Company achieved double digit same store revenue growth in each of its 31 major markets. Overall, the markets with the strongest positive revenue impact were Austin, TX; Las Vegas, NV; Buffalo-Upstate, NY and various Florida Markets.

PORTFOLIO TRANSACTIONS:

Wholly Owned Portfolio

During the quarter, the Company acquired 50 stores in Florida (17), Georgia (9), Connecticut (6), Texas (4), Illinois (4), North Carolina (3), South Carolina (2), Colorado (2), Tennessee (1), Virginia (1) and Maine (1) for a total purchase price of $826.6 million.

At December 31, 2021, the Company was under contract to acquire ten self-storage facilities in California (9) and Maryland (1) for an aggregate purchase price of $246.3 million. During January 2022, the Company completed the acquisition of six self-storage facilities in California for an aggregate purchase price of $165.0 million. Subsequent to December 31, 2021, the Company entered into contracts to acquire 15 self-storage facilities in Texas (4), North Carolina (4), Florida (3), South Carolina (1), Illinois (1), Massachusetts (1) and Georgia (1) for an aggregate purchase price of $236.2 million. The purchases of the remaining facilities are subject to customary conditions to closing, and there is no assurance that any of these facilities will be acquired.

THIRD-PARTY MANAGEMENT:

The Company continues to aggressively and profitably grow its third-party management platform. During the quarter, the Company added 29 stores (gross). As of quarter end, the Company managed 367 facilities in total, including those in which it owns a minority interest.

FINANCIAL POSITION:

At December 31, 2021, the Company had approximately $171.9 million of cash on hand, and approximately $500 million available on its line of credit.

To support acquisition activity, the Company issued equity securities and priced a bond offering during the fourth quarter. During the quarter, the Company issued 1,527,771 shares of common stock under its continuous equity offering program at a weighted average issue price of $140.44 per share, generating net proceeds after expenses of $212 million. Additionally, the Company completed a previously announced $600 million Senior Unsecured Notes offering at 2.4% due 2031 that closed on October 7, 2021.

Below are key financial ratios at December 31, 2021:

• Debt to Enterprise Value (at $153.18/share)	17.7%
• Debt to Book Cost of Storage Facilities	39.7%
• Debt to Recurring Annualized EBITDA	4.5x
• Debt Service Coverage	5.5x

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company’s Board of Directors approved a 16% increase to its quarterly dividend to $1.00 per share, or $4.00 annualized. The dividend was paid on January 26, 2022 to shareholders of record on January 14, 2022.

YEAR 2022 EARNINGS GUIDANCE:

The following assumptions covering operations have been utilized in formulating guidance for 2022:

Year 2022 Earnings Guidance	Current Guidance Range
Same Store Revenue	9.50%	-	10.50%
Same Store Operating Costs (excluding property taxes)	4.50%	-	5.50%
Same Store Property Taxes	6.25%	-	7.25%
Total Same Store Operating Expenses	5.00%	-	6.00%
Same Store Net Operating Income	11.50%	-	12.50%
General & Administrative	$69M	-	$71M

Expansions & Enhancements	$65M	-	$75M
Capital Expenditures	$30M	-	$35M
Wholly Owned Acquisitions	$550M	-	$650M
Joint Venture Investments	$50M	-	$100M

Adjusted Funds from Operations per Share	$5.93	-	$6.03

Reconciliation of Guidance	1Q 2022 Range or Value	FY 2022 Range or Value
Earnings per share attributable to common shareholders - diluted	$0.82 - $0.86	$3.76 - $3.86
Plus: real estate depreciation and amortization	0.54 - 0.54	2.17 - 2.17
FFO per share	$1.36 - $1.40	$5.93 - $6.03

The Company’s 2022 same store pool consists of the 581 stabilized stores wholly owned since December 31, 2020. 38 of the stores purchased through December 31, 2021 at certificate of occupancy or that were in the early stages of lease-up are not included, regardless of their current occupancies. The Company believes that occupancy levels achieved during the lease-up period, using discounted rates, are not truly indicative of a new store’s performance, and therefore do not result in a meaningful year-over-year comparison in future years. The Company will include such stores in its same store pool in the second year after the stores achieve 80% sustained occupancy using market rates and incentives.

FORWARD LOOKING STATEMENTS:

When used herein, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

  adverse changes in general economic conditions, the real estate industry and in the markets in which we operate;
  the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;
  impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations;
  potential liability for uninsured losses and environmental contamination;
  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
  loss of key personnel;
  the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations;
  the Company’s ability to effectively compete in the industry in which it does business;
  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
  the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;
  interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants;
  exposure to litigation or other claims;
  risks associated with breaches of our data security;
  the regional concentration of the Company's business may subject the Company to economic downturns in the states of Florida and Texas;
  the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and
  failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

CONFERENCE CALL:

Life Storage will hold its Fourth Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Friday, February 25, 2022. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 877.234.0062 (domestic) or 973.413.6112 (international); passcode 105369 or request to be joined into the Life Storage call. Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at lifestorage.com. The webcast will be archived for a period of 90 days; a telephone replay will also be available for 14 days by calling 877.481.4010 and entering passcode 44506.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, the Company operates just under 1,100 storage facilities in 35 states. The Company serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to approximately 600,000 customers, making it a leader in the industry. For more information visit http://invest.lifestorage.com.

Life Storage, Inc. Balance Sheet Data (unaudited)

	December 31,	December 31,
(dollars in thousands)	2021	2020
Assets
Investment in storage facilities:
Land	$1,185,976	$951,813
Building, equipment and construction in progress	5,904,481	4,378,510
	7,090,457	5,330,323
Less: accumulated depreciation	(1,007,650)	(873,178)
Investment in storage facilities, net	6,082,807	4,457,145
Cash and cash equivalents	171,865	54,400
Accounts receivable	17,784	15,464
Receivable from joint ventures	333	1,064
Investment in joint ventures	213,003	143,042
Prepaid expenses	9,918	8,326
Intangible asset - in-place customer leases	13,966	5,409
Trade name	16,500	16,500
Other assets	30,421	26,498
Total Assets	$6,556,597	$4,727,848

Liabilities
Line of credit	$-	$-
Term notes, net	2,747,838	2,155,457
Accounts payable and accrued liabilities	131,778	112,654
Deferred revenue	27,277	17,416
Mortgages payable	37,030	37,777
Total Liabilities	2,943,923	2,323,304

Noncontrolling redeemable Preferred Operating Partnership Units at redemption value	90,783	-

Noncontrolling redeemable Common Operating Partnership Units at redemption value	142,892	26,446

Equity
Common stock	836	495
Additional paid-in capital	3,697,000	2,671,311
Accumulated deficit	(314,713)	(288,667)
Accumulated other comprehensive loss	(4,124)	(5,041)
Total Shareholders' Equity	3,378,999	2,378,098
Total Liabilities and Shareholders' Equity	$6,556,597	$4,727,848

Life Storage, Inc. Consolidated Statements of Operations (unaudited)

	October 1, 2021	October 1, 2020	January 1, 2021	January 1, 2020
	to	to	to	to
(dollars in thousands, except share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenues
Rental income	$194,441	$145,852	$690,758	$539,554
Tenant reinsurance	16,294	12,234	58,103	44,742
Other operating income	4,387	4,119	17,577	15,069
Management and acquisition fee income	6,037	4,300	22,127	17,406
Total operating revenues	221,159	166,505	788,565	616,771

Expenses
Property operations and maintenance	40,129	32,503	143,648	122,544
Tenant reinsurance	6,448	4,474	22,882	15,729
Real estate taxes	18,067	17,550	79,861	70,302
General and administrative	17,210	13,557	62,617	52,055
Depreciation and amortization	36,817	30,777	134,754	117,302
Amortization of in-place customer leases	4,014	1,812	12,365	5,623
Total operating expenses	122,685	100,673	456,127	383,555

Gain on sale of real estate	-	-	-	302
Income from operations	98,474	65,832	332,438	233,518

Other income (expense)
Interest expense (A)	(24,316)	(24,959)	(86,786)	(86,015)
Interest and dividend income	39	4	827	19
Equity in income of joint ventures	1,570	923	5,696	4,838

Net income	75,767	41,800	252,175	152,360
Net income attributable to noncontrolling preferred interests in the Operating Partnership	(1,018)	-	(1,494)	-
Net income attributable to noncontrolling common interests in the Operating Partnership	(604)	(213)	(1,364)	(789)
Net income attributable to common shareholders	$74,145	$41,587	$249,317	$151,571

Earnings per common share attributable to common shareholders - basic	$0.90	$0.57	$3.18	$2.13

Earnings per common share attributable to common shareholders - diluted	$0.90	$0.57	$3.17	$2.13

Common shares used in basic earnings per share calculation	82,293,536	73,100,672	78,424,956	71,054,907

Common shares used in diluted earnings per share calculation	82,522,589	73,275,641	78,608,151	71,177,763

Dividends declared per common share	$0.8600	$0.7133	$3.0800	$2.8533

(A) Interest expense for the period ending December 31 consists of the following
Interest expense	$23,586	$20,325	$84,248	$79,584
Make-whole payment on repaid note	$-	$4,030	$-	$4,030
Amortization of debt issuance costs	730	604	2,538	2,401
Total interest expense	$24,316	$24,959	$86,786	$86,015

Life Storage, Inc. Computation of Funds From Operations (FFO) (1) (unaudited)

	October 1, 2021	October 1, 2020	January 1, 2021	January 1, 2020
	to	to	to	to
(dollars in thousands, except share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net income attributable to common shareholders	$74,145	$41,587	$249,317	$151,571
Noncontrolling common interests in the Operating Partnership	604	213	1,364	789
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	40,287	31,955	144,978	120,512
Depreciation and amortization from unconsolidated joint ventures	1,988	1,311	6,227	5,814
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(945)	(382)	(2,177)	(1,443)
Funds from operations available to common shareholders	116,079	74,684	399,709	277,243
FFO per share - diluted	$1.41	$1.02	$5.08	$3.90

Adjustments to FFO
Costs related to officer's retirement	465	-	620	-
Acquisition fee	(472)	-	(1,752)	(217)
Gain on sale of land	-	-	-	(302)
Uninsured damages and customer reinsurance claims, net	-	-	-	1,546
Make-whole payment on repaid note		4,030		4,030
Funds from operations resulting from non-recurring items
allocable to noncontrolling interest in Operating Partnership	-	(21)	5	(26)
Adjusted funds from operations available to common shareholders	116,072	78,693	398,582	282,274
Adjusted FFO per share - diluted	$1.41	$1.07	$5.07	$3.97

Common shares - diluted	82,522,589	73,275,641	78,608,151	71,177,763

Life Storage, Inc. Computation of Net Operating Income (2) (unaudited)

	October 1, 2021	October 1, 2020	January 1, 2021	January 1, 2020
	to	to	to	to
(dollars in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net Income	$75,767	$41,800	$252,175	$152,360
General and administrative	17,210	13,557	62,617	52,055
Depreciation and amortization	40,831	32,589	147,119	122,925
Gain on sale of real estate	-	-	-	(302)
Interest expense	24,316	24,959	86,786	86,015
Interest and dividend income	(39)	(4)	(827)	(19)
Equity in income of joint ventures	(1,570)	(923)	(5,696)	(4,838)
Net operating income	$156,515	$111,978	$542,174	$408,196

Same store (4)	$112,553	$90,876	$409,459	$342,846
Net operating income related to tenant reinsurance	9,846	7,760	35,221	29,013
Other stores and management fee income	34,116	13,342	97,494	36,337
Total net operating income	$156,515	$111,978	$542,174	$408,196

Life Storage, Inc. Quarterly Same Store Data (3) (4) 531 mature stores owned since 12/31/19 (unaudited)

	October 1, 2021	October 1, 2020
	to	to		Percentage
(dollars in thousands)	December 31, 2021	December 31, 2020	Change	Change

Revenues:
Rental income	$153,787	$131,282	$22,505	17.1%
Other operating income	1,700	1,714	(14)	-0.8%
Total operating revenues	155,487	132,996	22,491	16.9%

Expenses:
Payroll and benefits	9,999	10,222	(223)	-2.2%
Real estate taxes	14,564	15,046	(482)	-3.2%
Utilities	3,453	3,250	203	6.2%
Repairs and maintenance	5,193	4,925	268	5.4%
Office and other operating expense	4,703	4,273	430	10.1%
Insurance	1,719	1,644	75	4.6%
Advertising	69	50	19	38.0%
Internet marketing	3,234	2,710	524	19.3%
Total operating expenses	42,934	42,120	814	1.9%

Net operating income (2)	$112,553	$90,876	$21,677	23.9%

QTD Same store move ins	47,479	48,102	(623)

QTD Same store move outs	48,948	47,967	981

Other Comparable Quarterly Same Store Data (4) (unaudited)

	October 1, 2021	October 1, 2020
	to	to		Percentage
	December 31, 2021	December 31, 2020	Change	Change
2020 Same store pool (515 stores)
Revenues	$150,649	$128,791	$21,858	17.0%
Expenses	41,404	40,785	619	1.5%
Net operating income	$109,245	$88,006	$21,239	24.1%

2019 Same store pool (502 stores)
Revenues	$147,361	$126,133	$21,228	16.8%
Expenses	40,350	39,677	673	1.7%
Net operating income	$107,011	$86,456	$20,555	23.8%

Life Storage, Inc. Year to Date Same Store Data (3) (4) 531 mature stores owned since 12/31/19 (unaudited)

	January 1, 2021	January 1, 2020
	to	to		Percentage
(dollars in thousands)	December 31, 2021	December 31, 2020	Change	Change

Revenues:
Rental income	$578,658	$506,469	$72,189	14.3%
Other operating income	6,893	6,519	374	5.7%
Total operating revenues	585,551	512,988	72,563	14.1%

Expenses:
Payroll and benefits	38,900	38,995	(95)	-0.2%
Real estate taxes	67,142	64,918	2,224	3.4%
Utilities	14,654	14,273	381	2.7%
Repairs and maintenance	18,259	16,098	2,161	13.4%
Office and other operating expense	16,680	15,397	1,283	8.3%
Insurance	6,374	6,151	223	3.6%
Advertising	212	241	(29)	-12.0%
Internet marketing	13,871	14,069	(198)	-1.4%
Total operating expenses	176,092	170,142	5,950	3.5%

Net operating income (2)	$409,459	$342,846	$66,613	19.4%

YTD Same store move ins	194,816	204,976	(10,160)

YTD Same store move outs	188,925	187,935	990

Life Storage, Inc.
Other Data - unaudited	Same Store (3)		All Stores (5)
	2021	2020	2021	2020

Weighted average quarterly occupancy	94.2%	93.1%	93.7%	92.4%

Occupancy at December 31	93.9%	92.9%	93.0%	92.2%

Rent per occupied square foot	$16.97	$14.73	$16.84	$14.69

Life Storage, Inc. Other Data - unaudited (continued)

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the twelve months ended December 31, 2021:

Beginning balance	$5,330,323
Property acquisitions	1,675,366
Improvements and equipment additions:
Expansions	24,319
Roofing, paving, and equipment:
Stabilized stores	26,326
Recently acquired stores	8,924
Change in construction in progress (Total CIP $44.6 million)	25,946
Dispositions and Impairments	(747)
Storage facilities at cost at period end	$7,090,457

Comparison of Selected G&A Costs (unaudited)	Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Management and administrative salaries and benefits	$10,238	$9,784	$39,218	$31,800
Training	337	320	680	887
Call center	854	865	3,151	3,160
Life Storage Solutions costs	463	467	1,272	1,029
Income taxes	(193)	(1,001)	1,679	1,628
Legal, accounting and professional	1,180	430	4,048	3,360
Costs related to officer's retirement	465	-	620	-
Other administrative expenses (6)	3,866	2,692	11,949	10,191
	$17,210	$13,557	$62,617	$52,055

Net rentable square feet	December 31, 2021
Wholly owned properties	51,325,614
Joint venture properties	8,772,111
Third party managed properties	18,532,262
	78,629,987

	December 31, 2021	December 31, 2020

Common shares outstanding	83,565,710	74,211,920
Operating Partnership Units outstanding	960,708	334,149

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

(2) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expenses, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and in comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Revenues and expenses do not include items related to tenant reinsurance.

(5) Does not include unconsolidated joint venture stores or other stores managed by the Company.

(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Contacts

Life Storage, Inc.
Alex Gress
(716) 295-6833
agress@lifestorage.com